NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES LEASE SIGNING

NEW YORK, NEW YORK (May 20, 2013) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced today that its real estate business, Griffin Land, signed a five-year full building lease for its 228,000 square foot warehouse facility in the Lehigh Valley of Pennsylvania that was completed in the latter part of fiscal 2012.  Griffin Land will seek a mortgage loan on that building and, if such mortgage is obtained, intends to use the mortgage proceeds to fund the development of a second building on the same Lehigh Valley land parcel.  The building to be constructed is expected to be approximately 300,000 square feet.

Griffin operates a real estate business, Griffin Land, and Imperial Nurseries, Inc., its landscape nursery business. Griffin also has an investment in Centaur Media plc, a public company based in the United Kingdom and listed on the London Stock Exchange.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include the statements concerning Griffin’s plan to obtain a mortgage loan on its 228,000 square foot warehouse facility in the Lehigh Valley and the expected use of the proceeds of such loan and Griffin’s plans regarding future development of its Lehigh Valley properties.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended December 1, 2012. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.